SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2004

Specialty Laboratories, Inc.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

001-16217	95-2961036
(Commission File Number)	(IRS Employer Identification No.)

2211 Michigan Avenue Santa Monica, California	90404
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 828-6543

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On April 12, 2004, Specialty Laboratories, Inc., (the “Registrant”) announced the appointment of Kevin R. Sayer as Executive Vice President and Chief Financial Officer effective April 12, 2004.

A copy of the press release issued by the Registrant on April 12, 2004 concerning the foregoing matter is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits	The following document is filed as an exhibit to this report:

	99.1	Press Release dated April 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Specialty Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on April 12, 2004.

SPECIALTY LABORATORIES, INC.

By:	/s/ Nicholas R. Simmons
Nicholas R. Simmons
General Counsel